UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 0H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles
     On May 2, 2006, Imperial Oil Limited (the “Corporation”) announced by means of a press release that its three-for-one share split was approved at the annual meeting of shareholders. The shareholders also approved an increase in the maximum number of authorized common shares to 1.1 billion. The articles of amendment will be effective on May 23, 2006. A copy of the Certificate of Amendment, Articles of Amendment, Restated Certificate of Incorporation and Restated Articles of Incorporation of the Corporation are attached hereto as Exhibit 3.1. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibits are furnished as part of this report on Form 8-K:
3.1	Certificate of Amendment, Articles of Amendment, Restated Certificate of Incorporation and Restated Articles of Incorporation.

99.1	Press release dated May 2, 2006 of Imperial Oil Limited announcing that the shareholders of Imperial Oil Limited approved a three-for-one share split.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: May 2, 2006
	By:	/s/ Brian Livingston

	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and
Corporate Secretary

	By:	/s/ Brent Latimer

	Name:	Brent Latimer
	Title:	Assistant Secretary